Exhibit 10.3

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, The Hershey Company (the “Employer”) and Richard H. Lenny (the “Executive”) entered into an Executive Employment Agreement as of March 12, 2001 (the “Agreement”);

WHEREAS, Section 14 of the Agreement provides that it may be amended through a written instrument executed by the Employer and the Executive;

WHEREAS, the Board of Directors of the Employer (the “Board”), at its meeting on October 3, 2006, approved changes to The Hershey Company Supplemental Executive Retirement Plan (“SERP”) and The Hershey Company Retirement Plan (“Retirement Plan”);

WHEREAS, the Compensation and Executive Organization Committee of the Board, at its meeting on October 2, 2006, approved changes to The Hershey Company Deferred Compensation Plan (these changes along with the changes to the SERP and Retirement Plan are collectively referred to herein as the “Amendments”);

WHEREAS, the Board and the Executive desire to amend the Agreement in a manner consistent with the Amendments and to revise a provision of the Agreement dealing with Annual Bonus Programs.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, intending to be legally bound, Employer and Executive agree as follows:

1. The second sentence of Section 3(b) of the Agreement, which currently reads “If the Executive achieves his target performance goals, as determined by the Compensation Committee on an annual basis, the Executive shall have a target annual bonus under such Annual Bonus Programs equal to eighty percent (80%) of Base Salary, and a maximum annual bonus equal to one hundred sixty percent (160%) of Base Salary.” is amended to read as follows:

The Executive shall have a target annual bonus under such Annual Bonus Programs equal to not less than eighty percent (80%) of Base Salary.

2. The Agreement is amended to the extent necessary to conform to the provisions of the Amendments in accordance with their terms and conditions so that the benefit reductions, offsets or limitations intended to be implemented by the Amendments will apply to the Executive in the same manner as they apply to similarly situated members of the Hershey Executive Team.

3. The Agreement is amended to delete Section 3(g)(iii) in its entirety.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment to Executive Employment Agreement, effective as of October 3, 2006.

EXECUTIVE:

Richard H. Lenny

/s/ Richard H. Lenny

EMPLOYER:

The Hershey Company, a Delaware corporation

By:/s/ Marcella K. Arline
Marcella K. Arline
Senior Vice President, Chief People Officer

ATTEST:

/s/ Burton H. Snyder
Burton H. Snyder
Secretary